Exhibit 10.3

Addendum of Unprotected Lease Agreement dated ______________ right of use in floor protected space (“mamak”)

Drawn up and signed on the 20th day of the month of October, 2006

Between:	Africa Israel Properties Ltd Ayalot Investments (Ramat Vered) 1994 Ltd Sharda Ltd (Hereinafter: “the Lessor”) Of the first part;

And between:	SciGen (IL) Ltd Company No. 513679555 42 HaYarkon St., Yavne 81227 (Hereinafter: “the Lessee”) Of the second part;

Whereas:

On [handwritten: 16.6.06] the parties signed a lease agreement, including appendixes thereof (the lease agreement and appendixes thereof shall be referred hereinafter: “Lease Agreement”) with relation to a leased area (hereinafter: “Leased Premises”) that is situated in floor B in a building known as Stage C in the Rehovot Park (hereinafter: “the Park”) that is located in block 3649, part of parcels 8-9;

And whereas:

The Lessee wishes to obtain a right of use as an authorized person, without payment, in the area of the floor protected space that is approximately 35sqm in the building known as Stage C of the Park and that is located in the interim floor between floors 2 and 3 in the west wing that is highlighted in red in the blueprint enclosed with this Addendum as Appendix A (hereinafter: “Authorized Area”);

And whereas:	The Lessor agrees to grant to the Lessee right of use in the Authorized Area as an authorized person and without payment in accordance with the provisions set forth hereunder;

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And whereas:	The Authorized Area was built in accordance with the law;
And whereas:	The granting of this right of use is not in contradiction to any agreement and/or engagement and/or assurance;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

Rules, appendixes and interpretation

1.	The preamble to this Addendum and Appendixes thereof constitute an integral part thereof.

2.	The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Addendum.

3.	Anything stated in this Addendum shall amend and modify the Lease Agreement solely with relation to the application of the Lease Agreement to the Authorized Area and solely in sections and/or provisions that are amended and/or added in this Addendum. The sections that are amended and/or added shall supersede the said in the Lease Agreement. The other terms set forth in the Lease Agreement shall apply fully and shall remain intact with respect to the right of use of the Authorized Area. Each term used in this Addendum shall have the meaning assigned to it in the Lease Agreement, unless otherwise stated. To the extent that this Addendum does not state otherwise expressly, all the provisions set forth in the Lease Agreement shall apply with relation to the area of the Leased Premises without any change.

Declarations and undertakings of the Lessee

4.	The Lessee declares that it is well familiar with the Park, the Building, the Authorized Area, and that it inspected them, their surroundings and their physical condition and it was afforded the opportunity to inspect their statutory condition, the plans and the licenses in connection therewith and zoning classification thereof and found them all compatible with its requirements and specifications in every respect and shall raise no allegations or complaints in respect of these issues.

5.	The Lessee declares that it is aware that the Authorized Area is a floor protected space and it conducted a special inspection regarding the possibilities of use of such an area, the requirements set forth by the relevant authorities and any other statutory provision relating to the use of an area that is a floor protected space and it undertakes to uphold all the obligations that apply by law in anything related to the use of the area that is a floor protected space and it hereby waives any allegations regarding a defect and/or lack of conformity and/or any other allegation relating to the Authorized Area, possibilities of use thereof, termination of use thereof and/or evacuation thereof to the extent required in accordance with the provisions set forth in any law and/or the instructions set forth by any of the relevant authorities and its engagement in this Addendum.

6.	Without derogating from the foregoing, the Lessee declares that it is aware that the Authorized Area serves as a floor protected space and in emergencies it is required to vacate it from any person and article in accordance with the instructions set forth by the Lessor. The Lessee declares that it is aware of all the statutory provisions the instructions of the relevant authorities and the relevant procedures for emergencies and especially with respect to the floor protected space and possibilities of use thereof and it undertakes to observe strictly and without any reservations all the statutory provisions, instructions and procedures as aforesaid. In addition, the Lessee undertakes in this regard to act in accordance with the instructions set forth by the Lessor in anything related to the Authorized Area and the use of the Lessee thereof.

7.

The Lessee declares and undertakes that it assumes upon itself exclusively any statutory liability applicable in connection with the possession and use of the Authorized Area that is a floor protected space and, in this regard, liability arising out of the planning and building laws and undertakes to act in accordance with any demand and/or claim and/or instruction of any of the authorities in connection with the Authorized Area, even if such a demand and/or instruction and/or claim as aforesaid is made against the Lessor. In addition, the Lessee shall incur all the expenses and fines that apply to the Lessor in connection with the use of the Authorized Area and shall compensate the Lessor in respect of any damage caused to the Lessor in connection with the said use.

Authorization

8.	The Lessee is hereby granted a right of use without payment in the Authorized Area for the Authorization Period within its meaning hereunder. The status of the Lessee in the Authorized Area shall be an authorized person without pay.

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Authorization Period

9.	The authorization period in the Authorized Area is as of the date of signing this Addendum and for the entire Term of Lease in accordance with the Lease Agreement and as long as the Lease Agreement is in effect.

Exemption from usage fees and maintenance fees

10.	The Lessee shall be exempt from the payment of Rent, usage fees and maintenance fees in respect of the use of the Authorized Area.

11.	The Lessee shall incur at its expense any charge and payment of fees, municipal taxes, levies and any other mandatory payment applicable in connection with the Authorized Area and the right of use during the authorization period.

Date of granting authorization

12.	Subject to delivery of the certificates of insurance for the Authorized Area and dwelling under construction insurance as stated in the Lease Agreement, the Lessor shall deliver the Authorized Area to the Lessee for the purpose of granting the right of use, in its condition “as-is” on the date of signing this Addendum.

13.	By receiving the right of use and subject to the said in the delivery protocol that will be signed between the parties at the time of granting the right of use, the Lessee confirms receipt of the right of use in the Authorized Area to its satisfaction, in accordance with the terms set forth in this Addendum and the Lease Agreement, and waives any argument of defect and/or lack of conformity in connection therewith.

Adjustment Works

14.	The Lessee shall be entitled to implement adjustment works in the Authorized Area upon obtaining the approval of the Lessor and subject to the provisions set forth by law, the instructions of the relevant authorities and procedures relevant to floor protected spaces (hereinafter: “Adjustment Works”) as of the delivery of possession date and subject to upholding the provisions set forth in section 11 above. The approval of the Lessor for the implementation of the Adjustment Works by the Lessee is conditional on the submission of all the plans that will be prepared by the Lessee, including construction plans, air conditioning and electricity plans in a detail level of a construction plan, prior to execution thereof, for the approval of the Lessor (hereinafter: “Lessee’s Plans”). The Lessor shall not unreasonably withhold approval of the Lessee’s Plans.

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15.	The Lessee shall be entitled to implement in the Authorized Area any work that was not approved in advance and in writing by the Lessor.

16.	The Lessee shall be solely responsible to obtain any license and/or permit that are required for the purpose of implementing the Adjustment Works.

17.	The Lessee shall be solely liable for the implementation of the Adjustment Works in the Authorized Area, including issuance of all insurances in connection therewith.

18.	The Lessee shall implement the Adjustment Works in such manner that will cause a minimal disturbance to other works in the Building and shall be held liable towards the Lessor and towards any other third party for any damage and/or loss that are caused, if caused, whether directly or indirectly, in the course of and/or following the implementation of the Lessee’s works, to the body and/or property and/or the Authorized Area and/or the Building and/or surroundings and/or contents thereof. For the purpose of this matter it is clarified that the approval of the Lessor for the Lessee’s works shall not impose on the Lessor any liability.

19.	The Lessor shall be entitled to enter the Authorized Area at any time in the course of implementation of the Adjustment Works after advance coordination and subject to the safety procedures that apply during the implementation of the works in order to supervise their performance and inspect the fulfillment of the undertakings of the Lessee. This provision shall not impose any liability on the Lessor or derogate from the liability of the Lessee.

20.	The Lessee undertakes to repair any damage and/or breakdown caused due to the implementation of the Adjustment Works. In case the Lessee fails to act in the said manner, the Lessor shall be entitled to act in the said manner at the expense of the Lessee after delivery of a written notice to the Lessee regarding its intention to take the said action.

21.	The Lessee shall be held solely liable for the equipment and materials that it brings for the purpose of implementing the Adjustment Works. The Lessee shall not be entitled to store materials and equipment outside the Authorized Area however solely after obtaining the prior and written approval of the Lessor.

22.	The Lessee shall take measures so that the contractors on its behalf will follow the instructions of the Lessor and will act in accordance with the work procedures prescribed by the Lessee, to the extent that there are any.

General and securities

23.	All guarantees that were provided by the Lessee in the Lease Agreement shall be used, inter alia, to secure the fulfillment of all the undertakings of the Lessee towards the Lessor in anything related to the Authorized Area.

24.	For the avoidance of doubt it is clarified that the Lessor shall be entitled to use any of the securities it holds in case of breach of the undertakings of the Lessee whether in connection with the Authorized Area and whether in connection with the Leased Premises.

25.	Breach of the provisions set forth in this Addendum by the Lessee shall constitute a fundamental breach of the Lease Agreement and breach of the Lease Agreement by the Lessee shall constitute breach of this Addendum.

26.	The Lessee shall incur all electricity costs in connection with the use of the Authorized Area during the authorization period.

27.	The other provisions set forth in the Lease Agreement including Appendixes thereof that were not amended in this Addendum shall be in full force and effect and shall bind the parties in respect of the Authorized Area.

28.	In the event of discrepancy between the provisions set forth in this Addendum and the Lease Agreement the provisions set forth in this Addendum shall prevail.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]
The Lessor	The Lessee

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Appendix B

N
Floor B
(Scale: 1:400)
(+11.30)
אפריקה ישראל נכסים בע"מ
AFRICA ISRAEL PROPERTIES L.T.D.
SciGen IL Ltd.
513679555

SciGen IL Ltd.
513679555